Exhibit 99.1

MARQUIS BANCORP, INC.

Coral Gables, Florida

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

MARQUIS BANCORP, INC.

Coral Gables, Florida

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR'S REPORT

Board of Directors

Marquis Bancorp, Inc.

Coral Gables, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Marquis Bancorp, Inc., which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marquis Bancorp, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe LLP

Miami, Florida

March 30, 2020

MARQUIS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

	2019	2018
ASSETS
Cash on hand and due from financial institutions	$15,115,509	$16,720,631
Interest-bearing balances with financial institutions	49,884,937	49,907,408
Cash and cash equivalents	65,000,446	66,628,039

Securities available for sale, at fair value	29,134,159	31,970,846
Securities held to maturity, (fair value 2019 - $1,476,761 and 2018 - $1,533,969)	1,480,522	1,548,778

Loans, net of allowance of $5,077,683 in 2019 and $4,862,807 in 2018	542,568,235	551,363,715
Premises and equipment, net	911,469	1,048,857
Federal Home Loan Bank stock, at cost	2,721,100	3,672,800
Accrued interest receivable	1,534,401	1,920,074
Other real estate owned	-	1,707,825
Deferred tax asset, net	1,524,023	1,566,932
Other assets	1,096,156	896,040
	$645,970,511	$662,323,906
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Non-interest bearing	$126,482,151	$116,994,924
Interest bearing	399,453,084	407,236,543
Total deposits	525,935,235	524,231,467
Federal Home Loan Bank advances	50,000,000	75,000,000
Subordinated notes payable, net	9,722,601	9,669,735
Accrued interest payable	432,209	559,962
Other liabilities	1,611,070	2,057,930
Total liabilities	587,701,115	611,519,094
Stockholders’ equity
Common stock, $5 par value, 5,000,000 shares authorized;
issued and outstanding 3,419,188 shares in 2019;
3,411,946 shares in 2018	17,095,940	17,059,730
Additional paid-in capital	19,188,033	18,377,169
Retained earnings	21,915,238	15,591,404
Accumulated other comprehensive gain (loss)	70,185	(223,491)
Total stockholders’ equity	58,269,396	50,804,812
	$645,970,511	$662,323,906

See accompanying notes to consolidated financial statements.

2.

MARQUIS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2019 and 2018

	2019	2018
Interest income
Loans, including fees	$30,098,566	$26,797,356
Investment securities	771,047	663,805
Interest bearing accounts in other financial institutions	1,254,091	778,764
	32,123,704	28,239,925
Interest expense
Deposits	8,584,625	5,473,234
Borrowings	1,632,586	1,599,823
	10,217,211	7,073,057
Net interest income	21,906,493	21,166,868

Provision for loan losses	151,383	1,148,865

Net interest income after provision for loan losses	21,755,110	20,018,003

Noninterest income
Service charges on deposit accounts	800,745	750,342
Gain on sale of loans	312,121	249,756
Other income	326,936	256,964
	1,439,802	1,257,062
Noninterest expense
Salaries and employee benefits	7,964,112	7,319,899
Occupancy and equipment	1,483,711	1,335,161
Telecommunication expense	164,462	113,352
Data processing	634,852	544,608
Other real estate owned expense	67,527	7,701
Professional fees	1,011,541	414,807
Printing and supplies	82,318	103,899
Regulatory assessments	229,750	442,271
Directors’ compensation	1,021,726	929,759
Marketing	126,666	193,034
Other	1,024,107	921,091
	13,810,772	12,325,582
Income before income taxes	9,384,140	8,949,483

Income tax expense	2,308,106	2,141,500

Net Income	$7,076,034	$6,807,983

Earnings per share:
Basic	$2.07	$2.00
Diluted	$1.86	$1.91

See accompanying notes to consolidated financial statements.

3.

MARQUIS BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31, 2019 and 2018

	2019	2018

Net income	$7,076,034	$6,807,983

Other comprehensive gain (loss):
Unrealized gains (losses) on securities available for sale:
Unrealized holding gain (loss) arising during the period	393,378	(156,050)
Tax effect	(99,702)	39,550

Total other comprehensive gain (loss)	293,676	(116,500)

Comprehensive income	$7,369,710	$6,691,483

See accompanying notes to consolidated financial statements.

4.

MARQUIS BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2019 and 2018

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Gain(Loss)	Total
Balance at January 1, 2018	-	$-	3,394,690	$16,973,450	$17,497,406	$8,783,421	$(106,991)	$43,147,286
Exercise of stock options	-	-	17,256	86,280	92,764	-	-	179,044
Stock based compensation	-	-	-	-	786,999	-	-	786,999
Net Income	-	-	-	-	-	6,807,983	-	6,807,983
Other comprehensive loss	-	-	-	-	-	-	(116,500)	(116,500)
Balance at December 31, 2018	-	$-	3,411,946	$17,059,730	$18,377,169	$15,591,404	$(223,491)	$50,804,812
Exercise of stock options	-	-	7,242	36,210	28,297	-	-	64,507
Stock based compensation	-	-	-	-	782,567	-	-	782,567
Cash dividends declared ($0.11 per share)	-	-	-	-	-	(752,200)	-	(752,200)
Net Income	-	-	-	-	-	7,076,034	-	7,076,034
Other comprehensive gain	-	-	-	-	-	-	293,676	293,676
Balance at December, 2019	-	$-	3,419,188	$17,095,940	$19,188,033	$21,915,238	$70,185	$58,269,396

See accompanying notes to consolidated financial statements.

5.

MARQUIS BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net income	$7,076,034	$6,807,983
Adjustments to reconcile net income to net cash
From operating activities
Provision for loan losses	151,383	1,148,865
Loans originated held for sale	(534,000)	(1,486,000)
Proceeds from sales of loans held for sale	534,000	1,486,000
Net gain on sale of loans	(312,121)	(249,756)
Net gain on sale of repossessed property	(47,699)	-
Increase of deferred income tax	(56,793)	(382,657)
Depreciation and amortization	342,188	294,990
Write-off of property and equipment	-	294
Stock based compensation	782,567	786,999
Provision for off-balance sheet items	30,960	85,628
Net amortization of premium and discount on securities	165,358	194,286
Amortization of subordinated note payable
discount and debt issuance costs	52,866	56,688
Net change in:
Accrued interest receivable and other assets	185,555	(855,951)
Accrued interest payable and other liabilities	(605,573)	(926,883)
Net cash from operating activities	7,764,725	6,960,486

Cash flows from investing activities
Redemption of time deposits with financial institutions	-	1,406,983
Purchase of securities available for sale	(7,677,616)	(19,497,575)
Purchase of securities held to maturity	(1,201,259)	-
Proceeds from maturities and calls of securities available for sale	4,200,000	1,000,000
Proceeds from repayment of securities available for sale	6,546,689	2,825,744
Proceeds from repayment on securities held to maturity	65,151	66,473
Proceeds from maturities on securities held to maturity	1,200,000	-
Purchase of Federal Home Loan Bank stock	(6,230,800)	(8,723,200)
Proceeds from sale of Federal Home Loan Bank stock	7,182,500	7,097,500
Loan originations and payments, net	8,956,218	(95,101,215)
Proceeds from sale of repossessed property	1,755,524	-
Capital expenditures	(204,800)	(462,278)
Net cash from investing activities	14,591,607	(111,387,568)

Cash flows from financing activities
Net increase in deposits	1,703,768	80,266,573
Proceeds from Federal Home Loan Bank Advances	154,000,000	206,000,000
Repayment of Federal Home Loan Bank Advances	(179,000,000)	(170,000,000)
Cash dividends to shareholders	(752,200)	-
Proceeds from issuance of common stock	64,507	179,044
Net cash from financing activities	(23,983,925)	116,445,617

Net change in cash and cash equivalents	(1,627,593)	12,018,535

Beginning cash and cash equivalents	66,628,039	54,609,504

Ending cash and cash equivalents	$65,000,446	$66,628,039

Supplemental cash flow information:
Interest paid	10,344,962	6,740,557
Income taxes paid	2,515,000	2,380,000
Loans transferred to other real estate	-	1,707,825

See accompanying notes to consolidated financial statements.

6.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Marquis Bancorp, Inc. (the “Bancorp”) and its wholly owned subsidiary, Marquis Bank (the “Bank”), together referred to as “the Company”. Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its offices in Miami-Dade and Broward County. Its primary deposit products are checking, savings, and term certificates accounts, and its primary lending products are residential mortgages, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customer’s ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Cash Flows: Cash and cash equivalents include cash, and deposits with other financial institutions with maturities fewer than 90 days. Net cash flows are reported for customer loan and deposit transactions and interest bearing deposits in other financial institutions.

Interest Bearing Deposits in other Financial Institutions: Interest-bearing time deposits in other financial institutions are carried at cost.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive loss, net of tax. Equity securities are carried at fair value, with changes in fair value reported in net income.  Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses realized on the sale of investment securities are recorded on the trade date and determined using the specific identification method. Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI

Continued

7.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments. Most loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. The Company segregates its loan portfolio into the following segments: Commercial, Real Estate-Residential, Real Estate-Commercial, Home Equity lines of credits (HELOC) and Consumer and Other.

Each portfolio segment has different source of payments and or risk characteristics. Commercial loans are expected to be repaid from cash flow generated from the operations of businesses. Commercial real estate loans are secured by either owner occupied operating businesses or are secured by investment properties that are income producing from rental activities. For commercial real estate loans that are not owner occupied, the customers’ ability to repay is dependent on the income produced by the real estate and general economic conditions in the area. Residential loans, home equity lines of credit (HELOC) and other consumer loans are repayable from the individual borrower’s personal cash flow.

The Company underwrites and originates loans sponsored by the U.S. Small Business Administration (“SBA”). Under the SBA 7a program the Company underwrites and originates loans that carry a partial SBA guarantee up to 75%. These loans are carried in the held to maturity. Participations in the SBA guaranteed portion of these loans may be sold to pool assemblers who securitize the loans into pools sold in the secondary market. The gains on the sale of SBA 7a loan participations net of origination costs are recorded as non-interest income.

The Company also is participating in the SBA 504 program. In this program the Company underwrites and originates a first mortgage loan that it retains in the held to maturity. It also funds a second mortgage loan intended for sale to a Community Development Corporation (“CDC”). The loan is initially funded by the Company pending the takeout by the CDC of the loan with funds provided by a debenture issued by the CDC with the second mortgage loan as collateral and with a full guarantee from the SBA. These 504 debenture loans are carried in the held for sale portfolio and are sold at par to the CDC. Loans originated and intended for sale to a CDC under the SBA 504 program market are carried at the outstanding balance of the loan pending takeout by a CDC. No gain or loss is recognized from the sale of these loans.

Interest income on substantially all loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. For all portfolio segments, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

When interest accrual is discontinued, uncollected interest is reversed against interest income. Interest income on non-accrual loans is recognized on a cash basis when paid by the borrower unless collection in full of principal and interest is not expected. In that case, interest payments received are applied to principal. Accrual of interest is generally not resumed until the customer is current on all principal and interest payments and has demonstrated the ability to make contractual payments for at least six months.

Continued

8.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within Miami-Dade County. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in that county. The Company’s largest lending segment is commercial real estate loans.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the amount of the loan or a portion thereof is uncollectible. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using industry loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDRs) and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Troubled debt restructurings are individually evaluated for impairment and included in the separately identified impairment disclosures. TDRs are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a TDR is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For TDRs that subsequently default, the Company determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired. The Company incorporates recent historical experience related to TDRs including the performance of TDRs that subsequently default into the calculation of the allowance by loan portfolio segment.

The general component covers pools of unimpaired loans sharing similar risk characteristics and is based on the Company’s loss experience factors adjusted for current environmental conditions as well as the Company’s internal risk grading of loans in the portfolio. Management estimates the general allowance amount required using the Company’s loss experience. The Company’s loss experience is applied by each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; impact on severe weather events; and effects of changes in credit concentrations.

Due to the added risks associated with loans which are graded as special mention or substandard that are not classified as impaired, an additional analysis is performed to determine whether an allowance is needed that is not fully captured by the historical loss experience. This analysis created an additional $344 in needed allowance for loan loss.

Continued

9.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment: Premises and equipment, which includes computer software, are stated at cost less accumulated depreciation. Depreciation or amortization is computed on a straight-line basis over the useful life of the asset. Amortization of leasehold improvements is computed utilizing the straight-line method over the shorter of the lease term or the useful life of the asset. Premises and equipment are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned: Foreclosed assets are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. Physical possession of residential or commercial real estate property collateralizing a consumer or commercial loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees or directors, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options on the date of grant.

Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes any interest and/or penalties related to income tax matters as other operating expenses.

Earnings per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Earnings and dividends per share are restated for all stock splits and stock

Continued

10.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

dividends through the date of issuance of the financial statements. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive gain (loss). Other comprehensive gain (loss)  includes unrealized gains (losses)  on securities available for sale which are recognized as a separate component of shareholders’ equity.

Dividend Restrictions: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Loans Held for Sale: Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Loans held for sale are generally sold with servicing rights released. The carrying value of loans sold is reduced by the amount allocated to the servicing right, if any. Gains and losses on sales of loans are based on the difference between the selling price and the carrying value of the related loan sold.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Recently Adopted Accounting Standards

In May 2014, the FASB published ASU 2014‑09, Revenue From Contracts With Customers (Topic 606). This guidance requires entities to recognize revenues when they transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance describes a 5‑step process that entities can apply to achieve the core principle of revenue recognition and requires disclosures sufficient to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers and the significant judgments used in determining that information.

The Company adopted the guidance on January 1, 2019 using a modified retrospective method, in which the guidance applies to existing contracts in effect at January 1, 2019 and new contracts entered into after this date. Prior period accounts continue to be reported in accordance with legacy GAAP. Most of the Company’s revenue, including net interest income,

Continued

11.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

gain on sale of loans, and loan fees is explicitly out of scope of the new revenue recognition guidance. The Company conducted an assessment of the revenue streams that were potentially affected by the new guidance and reviewed contracts in scope to ensure compliance with the new guidance.

The Company has identified service charges on deposits and related cash management services, and card interchange income as its most significant revenue streams within the scope of the standard.  For the revenue streams that were found in scope, management reviewed in detail its most significant contracts with corresponding customers. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

In January 2016, the FASB published ASU 2016‑01, Financial Instruments - Overall (Subtopic 825‑10): Recognition and Measurement of Financial Assets and Financial Liabilities. The company adopted the guidance on January 1, 2019. The guidance requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.  Upon adoption, equity securities previously classified as available for sale are presented separately on the balance sheet as Equity securities. The Company does not carry Equity securities, therefore, the adoption of this guidance did not have an effect on the Company’s consolidated financial statements.

Recently Issued Accounting Standards, Not Yet Adopted

In February 2016, the FASB issued ASU 2016‑02, Leases (Topic 842). ASU 2016‑02 amends the existing standards for lease accounting effectively requiring that most leases be carried on the balance sheets of the related lessees by requiring them to recognize a right-of-use asset and a corresponding lease liability. ASU 2016‑02 includes qualitative and quantitative disclosure requirements intended to provide greater insight into the nature of an entity’s leasing activities. ASU 2016‑02 is effective for annual reporting periods beginning after December 15, 2020, and interim periods within those annual periods, resulting in no adjustment to amounts reported in prior periods.

In June 2016, the FASB issued ASU 2016‑13, Financial Instruments — Credit Losses (Topic 326) to replace the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and similar instruments) and net investments in leases recognized by a lessor. For debt securities with other-than-temporary impairment (OTTI), the guidance will be applied prospectively. Existing purchased credit impaired (PCI) assets will be grandfathered and classified as purchased credit deteriorated (PCD) assets at the date of adoption. The assets will be grossed up for the allowance of expected credit losses for all PCD assets at the date of adoption and will continue to recognize the noncredit discount in interest income based on the yield of such assets as of the adoption date. Subsequent changes in expected credit losses will be recorded through the allowance. Adoption is effective for interim and annual reporting periods beginning after December 15, 2022. Early adoption is permitted. The Company has selected a software solution supported by a third-party vendor to be used in developing an expected credit loss model compliant with ASU 2016‑13 and will continue to evaluate the impact of this new accounting standard through its effective date.

The Company has further evaluated other Accounting Standards Updates issued during 2019 but does not expect updates other than those summarized above to have a material impact on the consolidated financial statements.

Continued

12.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 2 – SECURITIES

The following tables summarizes the amortized cost and fair value of securities available for sale and securities held to maturity at December 31, 2019 and December 31, 2018 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive gain (loss) and gross unrecognized gains and losses:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2019	Cost	Gains	Losses	Value
Available for Sale
U.S. government agencies	$3,029,109	$-	$(86,043)	$2,943,066
U.S. government sponsored entities	23,963,940	189,906	(46,158)	24,107,688
State, county and municipal bonds	1,047,060	30,900	-	1,077,960
Corporate bonds	1,000,036	5,409	-	1,005,445
Total Available for Sale	$29,040,145	$226,215	$(132,201)	$29,134,159

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Held to Maturity
U.S. treasuries	$200,901	$536	$-	$201,437
U.S. government sponsored entities	279,621	26	(4,693)	274,954
Foreign Sovereign (Israel)	1,000,000	370	-	1,000,370
Total Held to Maturity	$1,480,522	$932	$(4,693)	$1,476,761

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2018	Cost	Gains	Losses	Value
Available for Sale
U.S. government agencies	$4,181,794	$-	$(107,668)	$4,074,126
U.S. government sponsored entities	25,533,218	35,662	(220,639)	25,348,241
State, county and municipal bonds	1,054,225	-	(15,169)	1,039,056
Corporate bonds	1,500,973	8,450	-	1,509,423
Total Available for Sale	$32,270,210	$44,112	$(343,476)	$31,970,846

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Held to Maturity
U.S. treasuries	$199,912	$-	$(1,162)	$198,750
U.S. government sponsored entities	348,866	148	(13,795)	335,219
Foreign Sovereign (Israel)	1,000,000	-	-	1,000,000
Total Held to Maturity	$1,548,778	$148	$(14,957)	$1,533,969

Continued

13.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 2 – SECURITIES (Continued)

The amortized cost and fair value of the investment securities portfolio are shown by contractual maturity in the following table.  Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2019
	Amortized	Fair
	Cost	Value
Available for Sale
Within one year	$4,501,049	$4,504,712
One to five years	5,498,935	5,537,160
Over five to ten years	8,231,477	8,328,086
Over ten years	10,808,684	10,764,201
Total	$29,040,145	$29,134,159

Held to Maturity
Within one year	$1,846	$1,872
One to five years	1,200,902	1,201,807
Over five to ten years	-	-
Over ten years	277,774	273,082
Total	$1,480,522	$1,476,761

	December 31, 2018
	Amortized	Fair
	Cost	Value
Available for Sale
Within one year	$500,000	$500,353
One to five years	16,684,471	16,627,417
Over five to ten years	9,416,578	9,315,487
Over ten years	5,669,161	5,527,589
Total	$32,270,210	$31,970,846

Held to Maturity
Within one year	$1,199,912	$1,198,750
One to five years	5,538	5,686
Over five to ten years	-	-
Over ten years	343,328	329,533
Total	$1,548,778	$1,533,969

There were no sales of securities in 2019 or 2018.  Securities pledged at December 31, 2019 and December 31, 2018 had a carrying amount of  $200,901 and $199,912, respectively, and were pledged to secure US public deposits.

Continued

14.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 2 – SECURITIES (Continued)

The following table summarizes the investment securities with unrealized losses at December 31, 2019 and 2018 aggregated by major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
December 31, 2019
Available for Sale
U.S. Gov. Agencies	$—	$—	$2,943,066	$(86,043)	$2,943,066	$(86,043)
U.S. Government sponsored entities	3,572,963	(27,584)	2,435,093	(18,574)	6,008,056	(46,158)
Total Available for Sale	$3,572,963	$(27,584)	$5,378,159	$(104,617)	$8,951,122	$(132,201)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
	Value	Losses	Value	Losses	Value	Losses
December 31, 2019
Held to Maturity
U.S. Government sponsored entities	$—	$—	$273,082	$(4,693)	$273,082	$(4,693)
Total Held to Maturity	$—	$—	$273,082	$(4,693)	$273,082	$(4,693)

	Less Than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2018
Available for Sale
U.S. Gov. Agencies	$402,429	$(5,560)	$3,671,697	$(102,108)	$4,074,126	$(107,668)
U.S. Government sponsored entities	5,033,957	(36,305)	8,804,943	(184,334)	13,838,900	(220,639)
State, county and municipal bonds	525,225	(718)	513,831	(14,451)	1,039,056	(15,169)
Total Available for Sale	$5,961,611	$(42,583)	$12,990,471	$(300,893)	$18,952,082	$(343,476)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
	Value	Losses	Value	Losses	Value	Losses
December 31, 2018
Held to Maturity
U.S. Gov. Agencies	$-	$-	$198,750	$(1,162)	$198,750	$(1,162)
U.S. Government sponsored entities	-	-	329,533	(13,795)	329,533	(13,795)
Total Held to Maturity	$-	$-	$528,283	$(14,957)	$528,283	$(14,957)

During the years ended December 31, 2019 and 2018, there was no other than temporary impairment recognized on securities. The decline in fair value of securities is due to changes in interest rates and other market conditions and is not credit related.  The fair value of all securities is expected to recover as the securities approach maturity. Accordingly, it is expected that the securities will not be settled at a price less than the amortized cost basis of the Company’s investments.  Management does not intend, and it is likely that it will not be required to sell the securities prior to their anticipated recovery.

Continued

15.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 3 – LOANS

Loans held to maturity at December 31, 2019 and 2018 were as follows:

	2019	2018
Commercial	$70,513,778	$80,171,846
Real Estate:
Residential	3,492,157	3,769,129
Commercial	415,014,755	403,444,475
Home equity lines of credit (HELOC)	53,527,243	65,798,734
Consumer and other	5,325,993	3,408,497
	547,873,926	556,592,681
Plus (Less):Fees and Costs	(228,008)	(366,159)
Less: Allowance for loan losses	(5,077,683)	(4,862,807)
Loans, net	$542,568,235	$551,363,715

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending December 31, 2019:

		Real Estate
	Commercial	Residential	Commercial	HELOC	Consumer & Other	Total

Allowance for loan losses:
Beginning balance	$846,485	$26,384	$3,298,020	$660,331	$31,587	$4,862,807
Provision for loan losses	(179,198)	(1,939)	401,559	(60,931)	(8,108)	151,383
Charge-offs	-	-	-	-	(1,374)	(1,374)
Recoveries	59,867	-	-	-	5,000	64,867

Ending balance	$727,154	$24,445	$3,699,579	$599,400	$27,105	$5,077,683

Continued

16.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending December 31, 2018:

		Real Estate
	Commercial	Residential	Commercial	HELOC	Consumer & Other	Total

Allowance for loan losses:
Beginning balance	$567,669	$22,733	$2,994,235	$577,204	$37,111	$4,198,952
Provision for loan losses	278,816	3,651	303,785	574,335	(11,722)	1,148,865
Charge-offs	-	-	-	(491,208)	-	(491,208)
Recoveries	-	-	-	-	6,198	6,198

Ending balance	$846,485	$26,384	$3,298,020	$660,331	$31,587	$4,862,807

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2019:

		Real Estate
	Commercial	Residential	Commercial	HELOC	Consumer & Other	Total

Allowance for loan losses:
Ending allowance balance attrigutable to loans:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectivly evalucated for impairment	727,154	244,445	3,699,579	599,400	27,105	5,077,683

Total ending balance	$727,154	$244,245	$3,699,579	$599,400	$27,105	$5,077,683
Loans:
Loans individually evaluated for impairment	$-	$-	$-	$110,199	$-	$110,199
Loans collectivly evaluated for impairment	70,513,778	3,492,157	415,014,755	53,417,044	5,325,993	547,763,727

Total ending loans balance	$70,513,778	$3,492,157	$415,014,755	$53,527,243	$5,325,993	$547,873,926

Continued

17.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2018:

		Real Estate
December 31, 2018	Commercial	Residential		Commercial		HELOC		Consumer & Other		Total

Allowance for loan losses:
Ending allowance balance attrigutable to loans:
Individually evaluated for impairment	$-		$-		$-		$69,134		$-		$69,134
Collectivly evalucated for impairment	846,485
Total ending balance	$846,485	$		$		$		$		$
Loans:
Loans individually evaluated for impairment	$294,245		$-		$-		$110,199		$-		$404,444
Loans collectivly evaluated for impairment	79,877,601		3,769,129		403,444,475		65,688,535		3,408,497		556,188,237
Total ending loans balance	$80,171,746		$3,769,129		$403,444,475		$65,798,734		$3,408497		$556,592,681

The following table presents the average balance of impaired loans for the period ended December 31, 2019 and December 31, 2018 and the interest income recognized during impairment:

	2019	2018
Average of individually impaired loans during year	$183,829	$404,444
Interest income recognized during impairment	-	61,015
Cash-basis interest income recognized	-	-

There were no loans past due 90 days and still on accrual as of December 31, 2019 and 2018. There was one non-accrual loan with an outstanding balance of $110,199 as of December 31, 2019 and two non-accrual loans with an outstanding balance of $404,444 as of December 31, 2018. Three real estate loans were past due between 30‑89 days with outstanding balances of approximately $1.79 million as of December 31, 2019 and none as of December 31, 2018. All other loans were current as of December 31, 2019 and 2018.

Continued

18.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 3 – LOANS (Continued)

Troubled Debt Restructurings:

A loan whose terms are modified due to financial difficulties resulting in the borrower’s inability to meet the contractual repayment terms is considered a troubled debt restructuring. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the company’s internal underwriting policy.

There were no loans modified as troubled debt restructurings during the years ended December 31, 2019 and 2018.

There were no loans modified as troubled debt restructurings for which there were payment defaults within twelve months following the modification during the years ended December 31, 2019 and 2018.  A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  The Company analyzes loans individually by classifying the loans as to credit risk at inception.  This credit risk rating is updated based on an annual review of loans with an outstanding balance greater than $ 500 thousand and is reviewed when a loan is delinquent 30 days or more or is delinquent on property tax payments if applicable.  The Company uses the following definitions for risk ratings:

Special Mention:  A loan in this category has potential weaknesses that deserve management’s close attention. A loan in this category does not expose an institution to sufficient risk to warrant adverse classification at this time, but if left uncorrected these potential weaknesses may result in the deterioration of the repayment prospects on the loan at some future date.

Substandard:  A loan classified as substandard is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans rated substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the obligation. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: A loan classified doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loans not meeting the criteria above are assigned risk ratings that are considered to be pass rated loans.

Continued

19.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 3 – LOANS (Continued)

Based on the most recent analysis performed as of December 31, 2019 and 2018, the risk category of loans by portfolio segment is as follows:

2019	Pass	Special Mention	Substandard	Doubtful	Total
Commercial	$70,513,778	$-	$-	$-	$70,513,778
Real Estate:
Residential	3,492,157	-	-	-	3,492,157
Commercial	415,014,755	-	-	-	415,014,755
Home Equity Line of Credit	53,417,044	-	110,199	-	53,527,243
Consumer and other	5,325,993	-	-	-	5,325,993
Total	$547,763,727	$-	$110,199	$-	$547,873,926

2018	Pass	Special Mention	Substandard	Doubtful	Total
Commercial	$79,877,601	$-	$294,245	$-	$80,171,846
Real Estate:
Residential	3,769,129	-	-	-	3,769,129
Commercial	403,444,475	-	-	-	403,444,475
Home Equity Line of Credit	65,688,535	-	110,199	-	65,798,734
Consumer and other	3,408,497	-	-	-	3,408,497
Total	$556,188,237	$-	$404,444	$-	$556,592,681

NOTE 4 – PREMISES AND EQUIPMENT

Premises and equipment were as follows:

	December 31,	December 31,
	2019	2018
Leasehold improvements	$1,161,544	$1,110,252
Furniture and equipment	1,528,311	1,374,803
	2,689,855	2,485,055
Less: Accumulated depreciation	(1,778,386)	(1,436,198)
	$911,469	$1,048,857

The Company leases its main office under an operating lease. The lease is for a ten year period and provides for an additional five year renewal option. The Company entered into operating leases in September 2015 for branch office space in Aventura, Florida and December 2018 for branch office space in Ft. Lauderdale, Florida. The branch lease in Aventura was for an initial term of 3 years with an additional three year option that the Company exercised and the branch lease in Ft. Lauderdale is for an initial term of 5 years with an additional five year option. Rent expense is recognized on a straight-line basis over the ten years and six year terms of the respective leases. Rent expense was approximately $847,838 and $806,236 for the years ended December 31, 2019 and 2018, respectively.

Continued

20.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 4 – PREMISES AND EQUIPMENT (Continued)

The following is a schedule of future minimum lease payments as of December 31, 2019 under the amended operating lease on the Company’s facility.

2020	$699,851
2021	677,658
2022	340,683
2023	100,887
Thereafter	-
$1,819,079

NOTE 5 – DEPOSITS

Time deposits of more than $250 thousand were approximately $91,880,306 and $129,824,915 at December 31, 2019 and 2018, respectively. At December 31, 2019, scheduled maturities of all time deposits were as follows:

2020	$144,052,510
2021	41,505,884
2022	22,400,003
2023	700,005
2024	683,849
$209,342,251

NOTE 6 – FEDERAL HOME LOAN BANK ADVANCES

At December 31, 2019 and 2018, notes payable to the FHLB totaled $50,000,000 and $75,000,000, respectively. The advances are collateralized by a blanket lien on the Company’s real estate loan portfolio. The Company may borrow based on qualifying collateral reports submitted on a quarterly basis. Qualifying loans in the amount $113,408,650 and $111,035,140, respectively,  were available as collateral for the quarter ended December 31, 2019 and 2018.

The Company was eligible to borrow an additional $119,197,500 and $85,892,500 at December 31, 2019 and 2018, respectively, under its available line of credit based on pledged qualifying loan collateral. Securities held in safe keeping at the FHLB of Atlanta may also be pledged to secure additional advances under the line of credit. No securities were pledged at December 31, 2019 and 2018 for this purpose.

The individual advances at December 31, 2019 and 2018 mature within the next year and bear fixed interest rates within the range of rates indicated below. Advances are subject to a prepayment penalty if repaid before maturity.

2019
Amount	Rate
$50,000,000	1.73% to 2.16%

2018
Amount	Rate
$75,000,000	2.35% to 2.82%

Continued

21.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 7 – EARNINGS PER SHARE

The following table sets forth the computation of basic earnings per common share and diluted earnings per common share:

	Years ended December 31,
	2019	2018
Basic
Net income	$7,076,034	$6,807,983

Weighted average common shares outstanding	3,417,344	3,407,680

Basic earnings per common share	2.07	2.00

	2019	2018
Diluted
Net income	$7,076,034	$6,807,983

Weighted average common shares outstanding for basic earnings per common share	3,417,344	3,407,680
Add: Dilutive effects of assumed exercises of stock options	377,959	155,001
Average shares	3,795,303	3,562,681

Diluted	$1.86	$1.91

No stock options were considered anti-dilutive during 2019 and 2018.

NOTE 8 – INCOME TAXES

Income taxes for the years ended December 31, 2019 and 2018 were as follows:

	2019	2018
Current	$2,364,899	$2,524,157
Deferred	(56,793)	(382,657)
Total	$2,308,106	$2,141,500

Continued

22.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 8 – INCOME TAXES (Continued)

Period-end deferred tax assets and liabilities for December 31, 2019 and 2018 were due to the following:

	2019	2018
Deferred tax assets
Organizational and start-up expenses	$30,265	$41,980
Capital losses	25,345	25,345
Stock based compensation expense	480,244	341,731
Allowance for loan losses	1,286,939	1,232,478
Securities available for sale	-	75,874
Accrued expenses	210,040	247,812
Other	2,582	414
	2,035,415	1,965,634
Deferred tax liabilities
Securities available for sale	23,827	-
Accumulated depreciation	184,292	65,721
Deferred loan fees	252,959	265,557
Other	24,969	42,079
	486,047	373,357
Valuation allowance	(25,345)	(25,345)
Net deferred tax asset	$1,524,023	$1,566,932

Effective tax rates differ from the federal statutory rate of 21% applied to 2018 and 2019 taxes due to the following:

	2019	2018
Federal statutory rate times financial statement income	$1,970,669	$1,879,391
Effect of state income tax (net of federal benefit)	153,546	192,935
Stock based compensation	39,534	47,749
Merger related expense	120,109	-
Other	24,248	21,425
	$2,308,106	$2,141,500

A valuation allowance for deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company recorded a valuation allowance for its capital loss carry forward.

The Company is subject to U.S. federal income tax as well as income tax of the state of Florida. The Company is no longer subject to examination by taxing authorities for all years prior to 2016.

Continued

23.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 9 – SUBORDINATED NOTES PAYABLE

At December 31, 2019 and 2018,  long-term debt was as follows:

	2019		2018
		Unamortized		Unamortized
		Discount		Discount
		and Debt		and Debt
	Principal	Issuance Costs	Principal	Issuance Costs
7.0% subordinated debentures, due 2026 (discount is based on imputed interest rate of 7.458%)	$10,000,000	$(277,399)	$10,000,000	$(330,265)
Total	$10,000,000	$(277,399)	$10,000,000	$(330,265)

On October 27, 2016, the Company issued $10,000,000 of subordinated notes.  The notes mature on October 30, 2026.  The notes bear interest at 7.00% for the first five years, then adjust to the three-month LIBOR plus 5.76% adjusted on January 30, April 30, July 30, and October 30 of each year. Interest is payable quarterly.  There were related debt issuance costs incurred totaling $458,288.  The costs are amortized to interest expense through the maturity date of the notes.

NOTE 10 – STOCK OPTION PLAN

The Marquis Bancorp 2017 Stock Option Plan, (“the Option Plan”), was adopted and approved by the stockholders at the April 2017 stockholders’ annual meeting. The Option Plan increased the aggregate number of shares of the Company’s common stock authorized for incentive stock option grants or non-qualified stock options to purchase common stock from 680,000 approved in 2015 to 1,180,000.

During December 2017, the Company’s Board of Directors approved the granting of options to purchase up to 217,332 of additional shares to the directors and certain employees. During 2018, the Company’s Board of Directors approved the granting of an additional 140,000 shares to the directors and certain employees. Vesting periods and exercise terms are set on the grant date.  Option awards are generally granted with an exercise price equal to or greater than the estimated fair value of the Company’s common stock at the date of grant and a vesting period of three years.

Stock based compensation is recognized over the vesting period based on the use of the Black-Scholes Model for valuing stock options.  Assumptions used in the model as to the expected life of the option and volatility are based on management’s expectation of the life of the option and the stock volatility of similar community banks. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury Note rate for the expected life of the option in effect at the time of the grant.

Continued

24.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 10 – STOCK OPTION PLAN (Continued)

There were no options granted in 2019. The fair value of options granted in 2018 were determined using the following weighted average assumptions as of the grant date:

2018
Risk-free interest rate	2.59% - 2.78%
Expected life	6 years
Expected volatility	30%
Dividend yield	0%

The average estimated fair value of the stock options granted in 2018  was $5.13.  Stock based compensation expense of $782,567 and $786,999 was recognized for the years ended December 31,  2019 and 2018, respectively.

A summary of option activity for 2019 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding January 1, 2019	977,128	$11.88	6.6 years
Granted	-	-
Exercised	(7,242)	8.91
Forfeited/Expired	(40,550)	13.46
Outstanding December 31, 2019	929,336	$11.84	5.5 years
Options vested and exercisable at period end	668,195	$10.77	4.5 years
Options not vested	261,141	$14.57	8.1 years

Unrecognized stock based compensation related to non-vested stock options granted amounts to $703,770 and $1,553,437 as of December 31, 2019 and 2018, respectively. This cost is recognized over a weighted average period of 24 months.

Intrinsic value represents the difference between the closing stock price of $21.99 as of December 31, 2019 and the weighted average exercise price, multiplied by the number of options. The intrinsic value of option exercises was $94,745 and $88,424 as of December 31, 2019 and 2018, respectively. Cash received from option exercises was $64,507 and $179,044 during 2019 and 2018, respectively. The amount of tax benefit recognized was immaterial during 2019 and 2018.

NOTE 11 – REGULATORY CAPITAL MATTERS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under the Basel III rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conservation buffer for 2019 is 2.5% and for

Continued

25.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 11 – REGULATORY CAPITAL MATTERS (Continued)

2018  is 1.875%. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2019 and 2018, the Bank meets all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2019 and 2018, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

Holding companies with total assets under $3 billion are not subject to capital requirements.  Actual and required capital amounts and ratios are presented below.

			Minimum Required To Be		Minimum Required
			Adequately Capitalized		To Be Well
	Actual		Plus Conservation Buffer		Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2019
Total Capital to risk weighted
assets
Consolidated	$73,450,000	12.91%	N/A	N/A	N/A	N/A
Bank	$72,834,801	12.80%	$59,731,239	10.50%	$56,886,894	10.00%
Tier 1 (Core) Capital to risk
weighted assets
Consolidated	$58,199,212	10.23%	N/A	N/A	N/A	N/A
Bank	$67,306,614	11.83%	$48,353,860	8.50%	$45,509,515	8.00%
Common Tier 1 (CET 1)
Consolidated	$58,199,212	10.23%	N/A	N/A	N/A	N/A
Bank	$67,306,614	11.83%	$39,820,826	7.00%	$36,976,481	6.50%
Tier 1 (Core) Capital to
average assets
Consolidated	$58,199,212	8.44%	N/A	N/A	N/A	N/A
Bank	$67,306,614	9.77%	$25,251,000	4.00%	$31,563,750	5.00%

Continued

26.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 11 – REGULATORY CAPITAL MATTERS (Continued)

			Minimum Required To Be		Minimum Required
			Adequately Capitalized		To Be Well
	Actual		Plus Conservation Buffer		Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2018
Total Capital to risk weighted
assets
Consolidated	$65,980,388	11.53%	N/A	N/A	N/A	N/A
Bank	$65,167,154	11.39%	$56,494,381	9.875%	$57,209,500	10.00%
Tier 1 (Core) Capital to risk
weighted assets
Consolidated	$51,028,303	8.92%	N/A	N/A	N/A	N/A
Bank	$59,884,803	10.47%	$45,052,481	7.875%	$45,767,600	8.00%
Common Tier 1 (CET 1)
Consolidated	$51,028,303	8.92%	N/A	N/A	N/A	N/A
Bank	$59,884,803	10.47%	$36,471,056	6.375%	$37,186,175	6.50%
Tier 1 (Core) Capital to
average assets
Consolidated	$51,028,303	8.08%	N/A	N/A	N/A	N/A
Bank	$59,884,803	9.49%	$25,251,000	4.000%	$31,563,750	5.00%

NOTE 12 – FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Investment Securities:  The fair values for investment securities available for sale and held to maturity are determined by quoted market prices, if available (Level 1).  For securities where quoted prices are not available or markets that are not active, fair values are calculated based on market prices of similar securities (Level 2).

Continued

27.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 12 – FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Fair	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2019
Assets
U.S. government agencies	$2,943,066	$-	$2,943,066	$-
U.S. government sponsored entities	24,107,688	-	24,107,688	-
State, County and Municipal bonds	1,077,960	-	1,077,960	-
Corporate Bonds	1,005,445	-	1,005,445	-

Total securities available for sale	$29,134,159	$-	$29,134,159	$-
December 31, 2018
Assets
U.S. government agencies	$4,074,126	$-	$4,074,126	$-
U.S. government sponsored entities	25,348,241	-	25,348,241	-
State, County and Municipal bonds	1,039,056	-	1,039,056	-
Corporate Bonds	1,509,423	-	1,509,423	-

Total securities available for sale	$31,970,846	$-	$31,970,846	$-

There were no securities reclassified into or out of Level 3 during the years ended December 31, 2019 and 2018.

Continued

28.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 12 – FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Fair	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2019
Impaired Loan (Home Equity)	$110,199	$-	$-	$110,199
December 31, 2018
Impaired Loan (Home Equity)	$110,199	$-	$-	$110,199
Impaired Loan (Commercial Line)	294,245	-	-	294,245
Other Real Estate Owned (Residential)	1,707,825	-	1,707,825	-

The Home Equity impaired loan which is measured for impairment using the fair value of the collateral had an outstanding principal balance of $110,199 and no valuation allowance at December 31, 2019.  The impaired loan resulted in a specific reserve of $69,134 for the year ended December 31, 2018.

The Commercial impaired loan which is measured for impairment using the fair value of the collateral had an outstanding principal balance of $294,425 with no valuation allowance at December 31, 2018.  The related loan collateral was sold to a third party in March 2019. The sale resulted in a recovery of $59,867 for the year ended December 31, 2019.

Foreclosed real estate which is measured using the fair value less estimated selling costs of the collateral had an outstanding balance of $1,707,825 with no valuation allowance as of December 31, 2018. The related impaired loan resulted in a charge-off of $491,208 through the provision for loan losses for the year ended December 31, 2018. The real estate owned was sold in 2019 at a gain of $47,699.

NOTE 13 – COMMITMENTS, CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

Off-balance sheet financial instruments, such as loan commitments, credit lines, and letters of credit, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met and have expiration dates. Commitments may expire without being used. Credit risk exists up to the face amount of these instruments. The same credit policies and underwriting standards are applied in issuing such commitments as for granting other extensions of credit including, obtaining collateral to support the credit exposure as considered appropriate.

Commitments at December 31, 2019 and 2018 were as follows:

	2019	2018
Commitments to extend credit	$159,257,254	$146,343,914
Stand-by letters of credit	1,703,896	1,501,541

Continued

29.

MARQUIS BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE 14 – RELATED PARTY TRANSACTIONS

In the ordinary course of business, directors of the Company are customers of and engage in transactions with the Company. At December 31, 2019 and 2018, aggregate loans to related parties (directors) were approximately $4,673,677 and $764,303, respectively.

At December 31, 2019 and 2018, deposits from principal officers, directors and their affiliates were approximately $22,228,749 and $35,946,344, respectively.

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through March 30, 2020, which is the date the financial statements were available to be issued.

On August 9, 2019, Marquis Bancorp (“Marquis”) entered into a definitive agreement to merge with Professional Holding Corp. (“Professional”).  Pursuant to the merger agreement, Marquis will be merged with and into Professional, with Professional being the surviving company (the “merger”). Immediately following the merger, Marquis’s wholly owned bank subsidiary, Marquis Bank, will be merged with and into Professional’s wholly owned bank subsidiary Professional Bank, with Professional Bank being the surviving subsidiary bank of Professional.

Each company’s shareholders approved the merger at a special meeting held on March 17th, 2020 and March 19th, 2020, for Professional and Marquis, respectively. All regulatory approvals were received, and the application of merger was filed with the Florida Office of Financial Regulation for completion.  The merger is scheduled to be completed on March 26th, 2020, at 11:58 PM EST.

On March 11, 2020, the World Health Organization declared the outbreak of a coronavirus (COVID‑19), a pandemic. As a result, economic uncertainties have arisen which are likely to negatively impact net income. Other financial impact could occur though such potential impact is unknown at this time.

The COVID‑19 outbreak in the United States has resulted in reduced physical customer traffic as businesses in our market close.  Temporary reduction of operating hours for branches along with implementation of CDC hygiene and social distancing policies for staff and customers.  Operational staff are working remote where possible.  Day to day operational functions are being conducted as usual so customers are not impacted by lack of bank staff.   At the current time, we are unable to quantify the potential effects of this pandemic on our future financial statements. As it progresses things could worsen as conditions extend.  The company is well-capitalized according to regulatory guidelines which is not expected to decline.  We are proactively monitoring customer situations and working on how the bank can accommodate requests for relief.

30.